77. Q1) Exhibits

77Q1(a) Copies of any material amendments to the registrant’s charter or by-laws;

(a)(1)

Amended and Restated Agreement and Declaration of Trust of Forward Funds (the “Registrant”), incorporated by reference to Exhibit 23(a) to Post-Effective Amendment No. 40 to the Registration Statement filed with the SEC on April 30,

2007.

Exhibit (a)(1)

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

of

FORWARD FUNDS,

a Delaware Statutory Trust

Effective June 9, 2005

As amended on March 8, 2007

TABLE OF CONTENTS

Page

ARTICLE I Name and Definitions

Section 1.1.

Name.

Section 1.2.

Name Reservation.

Section 1.3.

Definitions.

ARTICLE II Purpose of Trust

ARTICLE III Shares

Section 3.1.

Shares of Beneficial Interest.

Section 3.2.

Establishment and Designation of Shares.

Section 3.3.

Actions Affecting Series.

Section 3.4.

Relative Rights and Preferences.

Section 3.5.

Ownership of Shares.

Section 3.6.

Investments in the Trust.

Section 3.7.

Status of Shares and Limitation of Personal Liability.

ARTICLE IV The Board of Trustees

Section 4.1.

Number.

Section 4.2.

Election and Tenure.

Section 4.3.

Effect of Death, Resignation, etc. of a Trustee.

Section 4.4.

Trustee Compensation.

Section 4.5.

Independent Trustees.

ARTICLE V Power of the Trustees

Section 5.1.

Management of the Trust.

Section 5.2.

Action by Written Consent; Telephonic Meetings.

Section 5.3.

Powers of the Trustees.

Section 5.4.

Payment of Expenses by the Trust.

Section 5.5.

Ownership of Assets of the Trust.

Section 5.6.

Issuance and Repurchase of Shares.

Section 5.7.

Power of Trustees to Change Provisions Relating to Shares.

ARTICLE VI Service Contracts

Section 6.1.

Investment Adviser.

Section 6.2.

Principal Underwriter.

Section 6.3.

Other Service Contracts.

Section 6.4.

Validity of Contracts.

ARTICLE VII Shareholders’ Voting Powers and Meetings

Section 7.1.

Voting Powers.

Section 7.2.

Quorum and Required Vote.

Section 7.3.

Action by Written Consent.

Section 7.4.

Record Dates.

ARTICLE VIII Net Asset Value, Distributions, and Redemptions

Section 8.1.

Determination of Net Asset Value.

Section 8.2.

Distributions.

Section 8.3.

Redemptions and Repurchases.

Section 8.4.

Redemptions at the Option of the Trust.

Section 8.5.

Transfer of Shares.

ARTICLE IX Limitation of Liability

Section 9.1.

Limitation of Liability.

Section 9.2.

Indemnification of Certain Persons.

Section 9.3.

Indemnification of Shareholders.

Section 9.4.

Trustee’s Good Faith Action, Expert Advice, No Bond or Surety.

Section 9.5.

Liability of Third Persons Dealing with Trustees.

Section 9.6.

Insurance.

ARTICLE X Termination and Merger

Section 10.1.

Termination of Trust or Series or Class.

Section 10.2.

Sale of Assets; Merger and Consolidation.

ARTICLE XI Miscellaneous

Section 11.1.

Amendments.

Section 11.2.

Filing of Copies.

Section 11.3.

References and Headings.

Section 11.4.

Applicable Law.

Section 11.5.

Provisions in Conflict with Law or Regulations.

Section 11.6.

Statutory Trust Only.

Section 11.7.

Counterparts.

-i-

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

FORWARD FUNDS

This Amended and Restated Agreement and Declaration of Trust of the Forward Funds (the “Trust”), dated as of June 9, 2005, is made among the individuals listed on the signatory page attached hereto (hereinafter referred to as Trustees) and each person who becomes a Shareholder in accordance with the terms hereinafter set forth.

WHEREAS, the Trustees have caused a Certificate of Trust (the “Certificate of Trust”) to be filed with the Secretary of State of the State of Delaware on February 1, 2005; and

WHEREAS, the Trustees have caused a Certificate of Amendment to the Certificate of Trust to be filed with the Secretary of State of Delaware on April 29, 2005 to change the name of the Trust from “Emerald Mutual Funds” to “Forward Funds” effective at 12:01 a.m., May 1, 2005;

NOW, THEREFORE, the Trustees do hereby declare that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Agreement and Declaration of Trust for the benefit of the Shareholders as set forth below.

ARTICLE I
Name and Definitions

Section 1.1.

Name.

This Trust shall be known as “Forward Funds” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 1.2.

Name Reservation.

The Trust acknowledges that it uses the term “Forward” in its name only with the permission of Forward Management, LLC (“Forward”), and agrees that Forward shall control the use of the term “Forward” by the Trust.  The Trust further agrees that if Forward or any affiliates of Forward or its successors or assigns should at any time cease to be an Investment Adviser, the Trust shall, at the written request of Forward or its successors or assigns, eliminate the term “Forward” from its name and any materials or documents referring to the Trust, and will not henceforth use the term “Forward” in the conduct of the Trust’s business, except to any extent specifically agreed to by Forward.  The Trust further acknowledges that Forward reserves the right to grant the non-exclusive right to use the term “Forward” to any other persons or entities, including other investment companies, whether now in existence or hereafter created.  The provisions of this paragraph are binding on the Trust, its successors and assigns and on its Trustees, officers, shareholders, creditors and all other persons claiming under or through it.

Section 1.3.

Definitions.

Whenever used herein, unless otherwise required by the context or specifically provided:

1.3.1.

“By-Laws” shall mean the By-Laws of the Trust as amended or restated from time to time.

1.3.2.

“Certificate of Trust” shall have the meaning set forth in first “Whereas” clause of this Declaration of Trust.

1.3.3.

“Class” or “Classes” shall mean a portion of Shares of a Series of the Trust established in accordance with the provisions of  hereof.

1.3.4.   “Company” shall have the meaning specified in Section 2(a)(8) of the 1940 Act.

1.3.5.

“Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended, supplemented or restated from time to time.

1.3.6.

“Delaware Act” refers to the Delaware Statutory Trust Act, 12 Del.  C.  Section 3801 et seq., as such act may be amended from time to time.

1.3.7.

“Class Expenses” shall mean expenses incurred by a particular Class in connection with a shareholder services arrangement or a distribution plan that is specific to such Class or any other differing share of expenses or differing fees, in each case, pursuant to a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act, as such plan or rule may be amended from time to time.

1.3.8.

“Commission” shall mean the U.S. Securities and Exchange Commission.

1.3.9.

“General Assets” shall have the meaning set forth in Section hereof.

1.3.10. “Interested Person” shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

1.3.11. “Investment Adviser” or “Adviser” shall mean a party furnishing services to the Trust pursuant to any contract described in  hereof.

1.3.12. “1940 Act” refers to the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, each as amended from time to time.  References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

1.3.13. “Outstanding Shares” shall mean Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, and includes Shares of one Series that the Trust has purchased on behalf of another Series, but excludes Shares of a Series that the Trust has redeemed or repurchased.

1.3.14. “Person” shall mean and include any of the following: individuals, corporations, partnerships, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

1.3.15. “Principal Underwriter” shall have the meaning set forth in Section (2)(a)(29) of the 1940 Act.

1.3.16. “Proportionate Interest” shall have the meaning set forth in Section hereof.

1.3.17. “Series” shall mean each series of Shares established and designated under or in accordance with the provisions of  hereof.

1.3.18. “Shares” means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

1.3.19. “Shareholder” means a record owner of Outstanding Shares of the Trust.

1.3.20. “Trust” refers to the Delaware statutory trust established by this Declaration of Trust.

1.3.21. “Trustees” refers to the persons who have signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

1.3.22. “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust.

ARTICLE II
Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Series investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to authority under this Declaration of Trust.

ARTICLE III
Shares

Section 3.1.

Shares of Beneficial Interest.

3.1.1.

The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with no par value per Share.  Shares shall be validly issued, fully paid and non-assessable when issued for such consideration as the Trustees shall determine.  All Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares shall be fully paid and non-assessable.

3.1.2.

Pursuant to Section 3806(b) of the Delaware Act, the Trustees shall have authority, from time to time, (i) to establish Shares of a Series, each of which constitutes a Series and shall be separate and distinct from the Shares in any other Series and (ii) to further divide Shares of any Series into one or more separate and distinct classes of Shares, each of which constitutes a Class.

3.1.3.

The Series shall include, without limitation, those Series specifically established and designated in Section hereof, and such other Series as the Trustees may deemed necessary or desirable.  The Trustees shall have exclusive power, without the requirement of Shareholder approval, from time to time, to establish and designate such separate and distinct Series, and, subject to the provisions of this Declaration of Trust and the 1940 Act, to fix and determine the rights of Shareholders of Shares in such Series.  If only one Series shall be established, unless provided for otherwise the Shares shall have the rights and preferences provided for herein and in  hereof to the extent relevant.

3.1.4.

This Trust is a series trust pursuant to Sections 3804(a) and 3806(b) of the Delaware Act, and each Series shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Delaware Act.  As such, separate and distinct records shall be maintained for each Series and the assets of the Trust associated with each Series shall be held and accounted for separately from the other assets of the Trust or any other Series.  The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series nor shall the assets of any Series be charged with the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to another Series, or, except as otherwise provided herein, the Trust generally.

Section 3.2.

Establishment and Designation of Shares.

3.2.1.

The Trust shall consist of one or more separate and distinct Series as may be established and designated by the Trustees, each with an unlimited number of Shares unless otherwise specified.  The Trustees may establish and designate one or more Classes of Shares of any Series, each with an unlimited number of Shares unless otherwise specified.

3.2.2.

Each Class so established and designated shall represent a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees, consistent with industry practice) (“Proportionate Interest”) in the net assets belonging to that Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations and designations and be subject to the same terms and conditions, except that (i) Class Expenses allocated to a Class for which such expenses were incurred shall be borne solely by that Class, (ii) other expenses, costs, charges and reserves allocated to a Class in accordance with Section may be borne solely by that Class, provided that the allocation of such other expenses, costs, charges, and reserves is not specifically required to be set forth in a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act; (iii) dividends declared and payable to a Class pursuant to Section shall reflect the items separately allocated thereto pursuant to the preceding clauses, (iv) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (v) subject to  hereof, each Class may have exclusive voting rights with respect to matters affecting only that Class.  Any fractional Share of a Series shall have proportionately all rights and obligations of a whole share of such Series, including rights with respect to voting, receipt of dividends and distributions and redemptions of Shares as set forth in  hereof.

3.2.3.

The Trustees hereby establish and designate the Series and Classes listed on Schedule A attached hereto and made a part hereof.  Each additional Series and the Classes of such additional Series shall be established by the adoption of a resolution adopted by a majority of the Trustees.  Each such resolution is incorporated herein by reference and made a part of this Declaration of Trust whether or not expressly stated in such resolution, and shall be effective upon the occurrence of the date stated therein (or, if no such date is stated, upon the date of such adoption).

Section 3.3.

Actions Affecting Series.

Subject to the right of Shareholders, if any, to vote pursuant to , the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Series, or any Class or Classes thereof, to fix or change such preferences, voting powers, rights and privileges of any Series, or Classes thereof, as the Trustees may from time to time determine, including any change that may adversely affect a  Shareholder; to divide or combine the Shares of any Series, or Classes thereof, into a greater or lesser number; to classify, reclassify or convert any issued Shares of any Series, or Classes thereof, into one or more Series or Classes of Shares of a Series; and to take such other action with respect to the Shares as the Trustees may deem desirable.  A Series may issue any number of Shares but need not issue any Shares.  Notwithstanding any other provision of this Declaration of Trust to the contrary, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, to abolish any one or more Series or Classes thereof and to cause the assets of such Series or Classes to be liquidated and distributed to Shareholders in accordance with Section 10.1.2. hereof.

Section 3.4.

Relative Rights and Preferences.

Shares of each Series or Class established pursuant to  hereof, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

3.4.1.

Assets Held with Respect to a Particular Series.

(a)

Specific Assets.  All consideration received by the Trust for the issue or sale of Shares of a particular Series and Class, including dividends and distributions paid by, and reinvested in, such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust.  Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series.

(b)

General Assets.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series.  Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes in absence of manifest error.

(c)

Each Class of a Series shall have a Proportionate Interest in the net assets belonging to that Series.  References herein to assets, expenses, charges, costs and reserves “allocable” or “allocated” to a particular Class of a Series shall mean the aggregate amount of such items multiplied by the Class’s Proportionate Interest.

3.4.2.

Liabilities Held with Respect to a Particular Series.

(a)

Specific Liabilities.  The assets of the Trust held with respect to each Series shall be charged with the liabilities of the Trust with respect to such Series and all expenses, costs, charges and reserves attributable to such Series.  Class Expenses shall, in all cases, be allocated to the Class for which such Class Expenses were incurred.

(b)

General Liabilities.  Any general liabilities, expenses, costs, charges or reserves of the Trust or any Series that are not readily identifiable as belonging to a particular Series or any particular Class thereof shall be allocated and charged by the Trustees, between or among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.  Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes in absence of manifest error.

(c)

All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to a Series, shall look exclusively to the assets held with respect to such Series for payment of such credit, claim, or contract.  None of the debts, liabilities, obligations and expenses incurred, contracted or otherwise existing with respect to the Trust generally that have not been allocated to a specified Series, or with respect to any other Series, shall be enforceable against the assets of such specified Series.  Each creditor, claimant and contracting party shall be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship.

3.4.3.

Dividends, Distributions, Redemptions, and Repurchases.  Shareholders of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in  hereof.  The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders in absence of manifest error.

No Share shall have any priority or preference over any other Share of the same Series or Class thereof with respect to dividends or distributions of the Trust or otherwise.  All dividends and other distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of such Series or Class, as the case may be, in proportion to the number of Shares of such Series or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class.

No dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, or any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets held with respect to such Series or Class, nor shall any Shareholder of any Series or Class otherwise have any right or claim against the assets held with respect to any other Series or Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or Class.

3.4.4.

Voting.  Each Share shall have voting rights as provided in  hereof.  All Shares of the Trust entitled to vote on a matter shall vote without differentiation among the separate Series or Classes on a one-vote-per-Share basis or one vote per dollar of net asset value, as may be determined by the Trustees from time to time, and each fractional Share shall be entitled to a proportionate fractional vote; provided however, if a matter to be voted on affects only the interests of certain Series or Classes as determined by the Trustees, then only the Shareholders of such affected Series or Classes shall be entitled to vote on the matter.

3.4.5.

Exchange Privilege.  The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange such Shares for Shares of one or more other Series or Class in accordance with such requirements and procedures as may be established by the Trustees.

3.4.6.

Preemptive Rights.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series.

Section 3.5.

Ownership of Shares.

The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Class thereof.  No certificates evidencing the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.  The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and similar matters and, by resolution, may restrict the transfer of Shares of a Series.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series and Class and as to the number of Shares of each Series and Class thereof held from time to time by each Shareholder.

Section 3.6.

Investments in the Trust.

Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.  Each investment shall be credited to the Shareholder’s account in the form of full and fractional Shares of the Trust in such Series and Class as the purchaser shall select, at the net asset value per Share next determined for such Series and Class after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a reimbursement fee upon investments in the Trust.

Section 3.7.

Status of Shares and Limitation of Personal Liability.

Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust, the By-Laws of the Trust and the resolutions of the Board of Trustees.  Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms thereof.  The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said deceased Shareholder under this Declaration of Trust.  Ownership of Shares shall not entitle a Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners or joint venturers except as specifically provided for pursuant to  herein or by resolution of the Board of Trustees.  As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class thereof.  The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit.  Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time agree to pay.

ARTICLE IV
The Board of Trustees

Section 4.1.

Number.

The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than twelve (12).

Section 4.2.

Election and Tenure.

Subject to the requirements of Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority of the Trustees then holding office at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause.  Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed.  Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Board of Trustees.  Except with respect to any resignation submitted to and rejected by the Board of Trustees in accordance with Article III, Section 13 of the By-Laws of the Trust, such resignation shall be effective upon receipt unless specified to be effective at some other time.  Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal.  Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the Outstanding Shares of the Trust.  A meeting of Shareholders for the purpose of electing or removing one or more Trustees (i) may be called by the Trustees upon their own vote, and (ii) shall be called upon the written request of Shareholders owning 10% or more of the Shares of the Trust in the aggregate.

Section 4.3.

Effect of Death, Resignation, etc. of a Trustee.

The death, resignation, declination to serve, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.  Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.  As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees.  In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, any officer of the Trust may call a Shareholders meeting for the election of Trustees.

Section 4.4.

Trustee Compensation.

The Trustees as such shall be entitled to reasonable compensation from the Trust.  They may fix the amount of their compensation.  Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

Section 4.5.

Independent Trustees.

In accordance with Section 3801(h) of the Delaware Act, a Trustee is an independent Trustee if the Trustee is not an Interested Person of the Trust; provided that the receipt of compensation for service as an independent Trustee of the Trust and also for service as an independent Trustee of one or more other investment companies managed by a single investment adviser (or an affiliated person, as defined in Section 2(a)(3) of the 1940 Act, of such investment adviser) shall not affect the status of the Trustee as an independent Trustee under the Delaware Act.  An independent Trustee shall be deemed to be independent and disinterested for all purposes.

ARTICLE V
Power of the Trustees

Section 5.1.

Management of the Trust.

The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration of Trust.  The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possession of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute any and all such instruments that they may consider desirable, necessary or appropriate in order to promote the interests of the Trust although such things are not herein specifically mentioned.  Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees.  The enumeration of any specific power in this Declaration of Trust shall not be construed as limiting the aforesaid power.  The powers of the Trustees may be exercised without order of or resort to any court or other authority.

Section 5.2.

Action by Written Consent; Telephonic Meetings.

Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.  Trustees may participate in meetings by means of a telephone conference or other communications equipment through which each person participating in the meeting may hear all other persons participating in the meeting.

Section 5.3.

Powers of the Trustees.

Without limiting the provisions of , the Trustees shall have power and authority:

5.3.1.

To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

5.3.2.

To invest and reinvest cash and cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities, futures contracts and options thereon, and forward currency contracts of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, futures contracts and options thereon, and forward currency contracts, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

5.3.3.

To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

5.3.4.

To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

5.3.5.

To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

5.3.6.

To hold any security or property in a form not indicating that it is Trust Property, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to the applicable provisions of the 1940 Act;

5.3.7.

To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

5.3.8.

To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

5.3.9.

To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series, or any matter in controversy, including but not limited to claims for taxes;

5.3.10. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

5.3.11. To borrow funds or other property in the name of the Trust or Series exclusively for Trust purposes;

5.3.12. To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

5.3.13. Subject to , to purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its Series investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Adviser, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence;

5.3.14. Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets of that Series;

5.3.15. To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

5.3.16. To adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust;

5.3.17. To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

5.3.18. To appoint from their own and establish and terminate one or more committees consisting of two or more Trustees and such persons as may be designated by the Board of Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine and to adopt a committee charter providing for such responsibilities;

5.3.19. To employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;

5.3.20. To retain one or more transfer agents or shareholder servicing agents;

5.3.21. To provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

5.3.22. To set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series;

5.3.23. To establish from time to time separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with  hereof;

5.3.24. To interpret the investment policies, practices or limitations of any Series;

5.3.25. To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series, or to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder or in accordance with ;

5.3.26. To delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or servicing agents, Investment Adviser or Principal Underwriter; and

5.3.27. In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power set forth herein, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising from the businesses, purposes, objects or powers set forth above.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series and the Trust shall not be required to diversify each individual Series of the Trust.  The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries.  The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 5.4.

Payment of Expenses by the Trust.

The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or a Series, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, Investment Adviser, Principal Underwriters, auditors, counsel, custodians, transfer agents, servicing agents, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 5.5.

Ownership of Assets of the Trust.

Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of the Trust, or in the name of any other Person as nominee acting for and on behalf of the Trust, on such terms as the Trustees may determine.  Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.  The Trustees may determine that the Trust or the Trustees acting for and on behalf of the Trust shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

Section 5.6.

Issuance and Repurchase of Shares.

The Trustees shall have the power to issue, sell, transfer, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, or otherwise deal in Shares and, subject to applicable law and the provisions set forth in  hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Series, with respect to which such shares are issued.

Section 5.7.

Power of Trustees to Change Provisions Relating to Shares.

Notwithstanding any other provision of this Declaration of Trust to the contrary, and without limiting the power of the Trustees to amend this Declaration of Trust, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for action by any Shareholder, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without approval of the Shareholders, the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that approval of the Shareholders is not required by the 1940 Act or other applicable law.  If Shares have been issued, approval of the Shareholders shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of any Series or which would materially increase or decrease the par value of the Shares of any Series in a manner disproportionate to any other Shares.

ARTICLE VI
Service Contracts

Section 6.1.

Investment Adviser.

The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust and/or for any Series with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Adviser to determine from time to time, without prior consultation with the Trustees, what investments shall be purchased, held, sold or exchanged by the Trust and/or for each Series and what portion, if any, of the assets of the Trust and/or each Series shall be held uninvested and to make changes in the Trust’s and/or each Series’ investments, and such other responsibilities as may specifically be delegated to such Person.

The Trustees may authorize the Investment Adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the Investment Adviser, and upon such terms and conditions, as may be agreed among the Trustees, the Investment Adviser and sub-adviser.  Any reference in this Declaration of Trust to the Investment Adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

Section 6.2.

Principal Underwriter.

The Trustees may also, at any time and from time to time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or Class or other securities to be issued by the Trust.  Every such contract may contain such other terms as the Trustees shall determine.

Section 6.3.

Other Service Contracts.

The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Person(s) to serve as custodian(s), transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series.  Every such contract shall comply with such terms as may be required by the Trustees.  The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

Section 6.4.

Validity of Contracts.

The fact that:

(a)

any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, manager, Principal Underwriter, distributor, or affiliate or agent of or for any Person with which an advisory, management or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may be made, or

(b)

any Person with which an advisory, management or administration contract or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may be made also has an advisory, management or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing or other service contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the applicable requirements of the 1940 Act.

ARTICLE VII
Shareholders’ Voting Powers and Meetings

Section 7.1.

Voting Powers.

Subject to Section , the Shareholders shall have right to vote only to (i) elect Trustees, provided that a meeting of Shareholders has been called for that purpose; (ii) remove Trustees as provided in  hereof; (iii) approve the termination of the Trust or any Series (or Class), unless a majority of the Trustees determines that the continuation of the Trust or any Series (or Class) is not in the best interests of the Trust, such Series (or Class), or their respective Shareholders as a result of factors or events adversely affecting the abilities of the Trust or Series (or Class) to conduct its business and operations in an economically viable manner; such factors or events may include the inability of the Trust or a Series (or Class) to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or its Series (or Classes) or affecting the assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series; (iv) approve any amendment to this , ; and (v) approve such additional matters as may be required by law or as the Trustees, in their sole discretion, shall determine.

There shall be no cumulative voting in the election of Trustees.  Shares may be voted in person or by proxy.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.  Meetings of Shareholders for the purposes above shall be called and notice thereof shall be given as provided for in the By-Laws.

Section 7.2.

Quorum and Required Vote.

One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote shall constitute a quorum for the transaction of business at a meeting of the Shareholders with respect to such Series or Class, or with respect to the entire Trust, respectively.  Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice.  Subject to Section and the applicable provisions of the 1940 Act, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions unless otherwise provided herein or by the Board of Trustees, except only a plurality vote shall be necessary to elect Trustees.

Section 7.3.

Action by Written Consent.

Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series (or Class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 7.4.

Record Dates.

For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than ninety (90) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.  For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Shareholders having the right to receive such dividend or distribution.  Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series.

ARTICLE VIII
Net Asset Value, Distributions, and Redemptions

Section 8.1.

Determination of Net Asset Value.

The Trustees shall cause the net asset value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations.  The Trustees may delegate the power and duty to determine the net asset value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.  The net asset value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees (including any description in the registration statement of the Trust filed under the 1940 Act) or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange (the “Exchange”) on each day for all or part of which the Exchange is open for unrestricted trading.

Section 8.2.

Distributions.

The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Series, or Class thereof, which may be from income, capital gains or capital.  The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.  Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine.  All dividends and other distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of that Series or Class, as the case may be, in proportion to the number of Shares of that Series or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class.  The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.

Section 8.3.

Redemptions and Repurchases.

8.3.1. The Trust shall purchase such Shares as are offered by any Shareholder for redemption upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust redeem such Shares or in accordance with such procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, subject to any applicable contingent deferred sales charge, redemption fee or other fee, in accordance with the applicable provisions of the 1940 Act or as further provided by resolution of the Trustees.  Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request for redemption is received in proper form.  The obligation set forth in this  is subject to the provision that in the event that any time the Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

8.3.2. The redemption price may in any case or cases be paid in cash or wholly or partly in kind in accordance with Rule l8f-1 under the 1940 Act if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series of which the Shares are being redeemed.  Subject to the foregoing, the selection and quantity of securities or other property so paid or delivered as all or part of the redemption price shall be determined by or under authority of the Trustees.  In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

Section 8.4.

Redemptions at the Option of the Trust.

The Trust shall have the right, at its option, upon sixty (60) days notice to the affected Shareholder at any time to redeem Shares of such Shareholder at the net asset value thereof as described in  herein or as further provided by resolution of Trustees:  (i) if at such time such Shareholder owns Shares of any Series or Class having an aggregate net asset value of less than a minimum value determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a Series or Class equal to or in excess of a maximum percentage of the Outstanding Shares of such Series or Class determined from time to time by the Trustees.  The Trustees may also, at their option, call for the redemption of Shares of any Shareholder or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purpose for which the Trust was established.  In furtherance of the purposes of the Trust, if an executive officer of the Trust has determined that a Shareholder has engaged in excessive trading in Shares of a Series, the Trust may require such Shareholder to redeem such Shareholder’s Shares at the net asset value thereof as described in .

To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payments of amounts due and owing by a Shareholder to the Trust or any Series or Class.

Section 8.5.

Transfer of Shares.

Except to the extent that the Trustees have provided by resolution that the Shares of a Series or Class are non-transferable, the Trust shall transfer shares held of record by any Person to any other Person upon receipt by the Trust or a Person designated by the Trust of a written request therefore in such form and pursuant to such procedures as may be approved by the Trustees.

ARTICLE IX
Limitation of Liability

Section 9.1.

Limitation of Liability.

9.1.1.

The Trustees shall not be responsible or liable in any event for any act or omission or neglect or wrong-doing of them or any officer, agent, employee, Investment Adviser or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing in this Declaration of Trust or in the Delaware Act shall protect any Trustee or officer of the Trust against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

9.1.2.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

9.1.3.

All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series of the Trust for payment under such credit, contract, or claim.  Neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees, or agents, whether past, present or future, shall be personally liable therefore.

Section 9.2.

Indemnification of Certain Persons.

Subject to the provisions of the By-Laws, the Trust or the appropriate Series out of its assets shall indemnify and hold harmless each and every person who is, or has been, a Trustee and may indemnify and hold harmless each and every person who is, or has been, an officer of the Trust to the fullest extent permitted by law from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustee’s performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 9.3.

Indemnification of Shareholders.

In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Series or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Series, to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust, on behalf of the affected Series, shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of that Series.

Section 9.4.

Trustee’s Good Faith Action, Expert Advice, No Bond or Surety.

The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Trust.  A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law.  The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 9.5.

Liability of Third Persons Dealing with Trustees.

No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 9.6.

Insurance.

The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

ARTICLE X
Termination and Merger

Section 10.1.

Termination of Trust or Series or Class.

10.1.1.   Unless terminated as provided herein, the Trust shall continue without limitation of time.  The Trust may be terminated at any time by the Trustees by written notice to the Shareholders, subject to the right of Shareholders, if any, to vote pursuant to .  Any Series or Class may be terminated at any time by the Trustees by written notice to the Shareholders of that Series or Class, subject to the right of Shareholders, if any, to vote pursuant to .

10.1.2.   On termination of the Trust or any Series pursuant to Section above,

(a)

the Trust or that Series thereafter shall carry on no business except for the purpose of winding up its affairs,

(b)

the Trustees shall (i) proceed to wind up the affairs of the Trust or that Series, and all powers of the Trustees under this Declaration of Trust with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Series, (ii) collect the Trust’s or that Series’ assets or the assets belonging thereto, (iii) sell, convey, assign, exchange, or otherwise dispose of all or any part of those assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, (iv) discharge or pay the Trust’s or that Series’ liabilities, and (v) do all other acts appropriate to liquidate its business, and

(c)

after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or that Series.

10.1.3.   On termination of any Class pursuant to Section above,

(a)

the Trust thereafter shall no longer issue Shares of that Class,

(b)

the Trustees shall do all other acts appropriate to terminate the Class, and

(c)

the Trustees shall distribute ratably among the Shareholders of that Class, in cash or in kind, an amount equal to the Proportionate Interest of that Class in the net assets of the Series (after taking into account any Class Expenses or other fees, expenses, or charges allocable thereto), and in connection with any such distribution in cash the Trustees are authorized to sell, convey, assign, exchange or otherwise dispose of such assets of the Series of which that Class is a part as they deem necessary.

10.1.4.   On completion of distribution of the remaining assets pursuant to Section 10.1.2.(c) above, the Trust or the affected Series shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be cancelled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.

Section 10.2.

Sale of Assets; Merger and Consolidation.  Subject to right of Shareholders, if any, to vote pursuant to Section 7.1, the Trustees may cause (i) the Trust or one or more of its Series to the extent consistent with applicable law to sell all or substantially all of its assets to, or be merged into or consolidated with, another Series, business or statutory trust (or series thereof) or Company (or series thereof), (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business or statutory trust (or series thereof) created pursuant to this Section 10.2, (iii) the Shares of any Class to be converted into another Class of the same Series, or (iv) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger, exchange or consolidation including the power to create one or more separate statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series (or Class) into beneficial interests in such separate statutory or business trust or trusts (or series or class thereof).

ARTICLE XI
Miscellaneous

Section 11.1.

Amendments.

The Trustees may, without any Shareholder vote, (a) amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated trust instrument or (b) amend Schedule A hereto; provided that Shareholders shall have the right to vote on any amendment (i) which would affect the voting rights of Shareholders granted in , (ii) to this  to the extent it would reduce Shareholders’ voting rights, (iii) required to be approved by Shareholders by law or by the Trust’s registration statement(s) filed with the Commission, and (iv) submitted to them by the Trustees in their discretion.  Any such amendment, having been approved by a majority of the Trustees then holding office, shall become effective, unless otherwise provided by such Trustees, upon approval.  The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.  Notwithstanding anything else herein, any amendment to  which would have the effect of reducing the indemnification or other rights provided thereby to current or former Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.

Section 11.2.

Filing of Copies.

The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments.

Section 11.3.

References and Headings.

In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

Section 11.4.

Applicable Law.

This Agreement and Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Act.  The Trust shall be a Delaware statutory trust pursuant to the Delaware Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

Section 11.5.

Provisions in Conflict with Law or Regulations.

11.5.1.   The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

11.5.2.   If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 11.6.

Statutory Trust Only.

It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Shareholder.  It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a statutory trust pursuant to such act and nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 11.7.

Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to constitute a single document.

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Declaration of Trust of Forward Funds as of June 9, 2005.

/s/ J. Alan Reid, Jr.

/s/ Leo T. McCarthy

J. Alan Reid, Jr.

Leo T. McCarthy

/s/ Kenneth V. Domingues

/s/ Donald O’Connor

Kenneth V. Domingues

Donald O’Connor

/s/ Haig G. Mardikian

Haig G. Mardikian

SCHEDULE A

to

Amended and Restated Agreement and Declaration of Trust

of

Forward Funds

Schedule of Series and Classes

Series	Class of Shares
Forward International Equity Fund	Investor Class Institutional Class
Forward Hoover Small Cap Equity Fund	Investor Class Institutional Class Class A
Forward Hoover Mini-Cap Fund	Investor Class Institutional Class
Forward Global Emerging Markets Fund	Investor Class Institutional Class
Forward International Small Companies Fund	Investor Class Institutional Class Class A
Forward Large Cap Equity Fund	Investor Class Institutional Class Class A
Forward Long/Short Credit Analysis Fund	Class A Class C
Forward Progressive Real Estate Fund	Investor Class
Forward Legato Fund	Institutional Class Class A
Sierra Club Stock Fund	Investor Class Institutional Class Class A
Sierra Club Equity Income Fund	Investor Class Institutional Class
Forward Emerald Growth Fund	Class A Class C
Forward Emerald Banking and Finance Fund	Class A Class C
Forward Emerald Opportunities Fund	Institutional Class Class A Class C

(a)(2)

Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit 23(b) to Post-Effective Amendment No. 39 to this Registration Statement filed with the SEC on February 15, 2007.

Exhibit (a)(2)

FORWARD FUNDS

A Delaware Statutory Trust

*  *  *  *  *  *  *  *

AMENDED AND RESTATED BY-LAWS

Dated December 8, 2005 as Amended December 7, 2006

*  *  *  *  *  *  *  *

ARTICLE I

Offices

Section 1.

Registered Office.  The registered office of Forward Funds (the “Trust”) in Delaware shall be located at 1313 North Market Street, Suite 5100, Wilmington, Delaware 19801.  The registered agent at such address shall be PHS Corporate Services, Inc. or as shall be set forth from time to time in the Certificate of Trust.

Section 2.

Principal Office.  The principal office of the Trust shall be located at 433 California Street, Suite 1100,   San Francisco, CA  94104 or such other location as the Board of Trustees may from time to time designate.

Section 3.

Other Offices.  The Trust shall have the power to open additional offices for the conduct of its business, either within or outside the States of Delaware, at such places as the Board of Trustees may from time to time designate.

ARTICLE II

Meetings of Shareholders

Section 1.

Place of Meeting.  Meetings of shareholders shall be held at any place designated by the Board of Trustees.  In the absence of any such designation, shareholders’ meetings shall be held at the principal office in San Francisco, California.

Section 2.

Call of Meetings.  Meetings of the shareholders may be called at any time by the President, or by a majority of the Board of Trustees.  The Board of Trustees shall call a meeting of shareholders for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than ten percent (10%) of the outstanding shares.  Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

Section 3.

Notice of Meetings; Waiver of Notice.  Written notice of any meeting, including any special meeting, stating the purpose, place, date and hour of the meeting shall be delivered, personally or by mail, postage prepaid, to each shareholder entitled to vote at such meeting not less than seven (7) days before the date of the meeting.  Whenever notice of a meeting is required to be given to a shareholder, a written waiver thereof, executed before or after the meeting by such shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of shareholders in person or by proxy, shall be deemed equivalent to such notice.

Section 4.

Proxies.  At all meetings of the shareholders, every shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the shareholder or by his duly authorized attorney in fact.  A shareholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, or oral communication or by any other form of communication.  A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Section 5.

Inspectors.  At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.  No candidate for the office of Trustee shall be appointed such inspector.  The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent of the shares entitled to vote on such election or matter.

Section 6.

Abstentions and Broker Non-Votes.  Outstanding shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of any proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting.  Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal.  Accordingly, if the vote is to be determined based upon the percentage of shares cast (as provided for under the Trust’s Declaration of Trust) an abstention will have no effect on the vote (i.e., it will excluded from both the numerator and denominator), and if the vote is to be determined based upon the percentage of all votes entitled to be cast (as provided for under the Investment Company Act of 1940 for certain approvals) an abstention will have the effect of a vote against the proposal.  At any meeting of shareholders, the Trust will consider broker non-votes as present for purposes of determining whether a quorum is present at the meeting.  Broker non-votes will not be counted as votes cast.

Section 7.

Organization.

At each meeting of the shareholders, the Chairman of the Board (if one has been designated by the Board), or in his or her absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Senior Vice President or a Vice President, shall act as chairman of the meeting; provided, however, that if no such officer is present or able to act, a chairman of the meeting shall be elected at the meeting.  The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 8.

Order of Business.  The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

ARTICLE III

Trustees

Section 1.

Place of Meeting.  Meetings of the Board of Trustees, regular or special, may be held at any place in or out of the State of Delaware as the Board may from time to time determine.

Section 2.

Telephonic Meeting.  Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  All persons participating in a meeting by conference telephone or other similar means will be considered present at the meeting for purposes of determining a quorum under Article III, Section 3 below.

Section 3.

Quorum.  At all meetings of the Board of Trustees a majority of the entire Board of Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater or different proportion is required for such action by the Investment Company Act of 1940.  If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.

Regular Meetings.  Regular meetings of the Board of Trustees may be held without notice at such time and place as shall from time to time be determined by the Board of Trustees.

Section 5.

Special Meetings.  Special meetings of the Board of Trustees may be called by the President on one day’s notice to each Trustee; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two Trustees.

Section 6.

Organization.  The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board.  In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his or her absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside thereat.  The Secretary (or, in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

Section 7.

Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

Section 8.

Committees.  The Board of Trustees may by resolution passed by a majority of the whole Board appoint from among its members an executive committee from its members or other persons deemed qualified by the Board of Trustees and other committees composed of two or more Trustees and such other persons, and may delegate to such committees any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust.  In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

Section 9.

Action of Committee.  A committee shall report its actions and recommendations to the Board of Trustees at the Board meeting next succeeding the committee meeting, and any action by a committee shall be subject to revision and alteration by the Board of Trustees, subject to applicable law and provided that no rights of third persons shall be affected by any such revision or alteration.

Section 10.

Compensation.  Any Trustee, whether or not he is a salaried officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a committee of Trustees, or as Chairman of the Board or Chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

Section 11.

Delegation of Power to Other Trustees.  Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee.  Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purposes of establishing a quorum and satisfying the required vote.

Section 12.

Independent Trustees’ Authority to Hire Staff.  The Independent Trustees of the Trust are authorized to hire employees, experts or advisers, and to pay the same out of the Trust’s assets, as they deem necessary or appropriate to assist them in fulfilling their fiduciary duties to the Trust and its shareholders.

Section 13.

Retirement Policy.  Effective December 31, 2007, any Trustee who is 75 or more years of age, or who reaches 75 or more years of age, as of December 31 of any year, shall submit to the Board his or her resignation from the Board no later than December 31 of that year, which the Board may accept or reject in its discretion.

ARTICLE IV

Notices

Section 1.

Form.  Notices to Trustees shall be in person or by telephone, facsimile, electronic mail, or telegram or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to Trustees need not state the purpose of a regular or special meeting.

Section 2.

Waiver.  Whenever any notice of the time, place or purpose of any meeting of the Trustees or committee is required to be given under the provisions of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Trustees or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE V

Officers

Section 1.

Number.  The officers of the Trust shall include:  a President, Secretary, Treasurer and a Chief Compliance Officer, as such title is used in Rule 38a-1 of the Investment Company Act of 1940.  The Board of Trustees may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Agreement and Declaration of Trust or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2.

Election.  The Board of Trustees shall elect a President, Secretary, Treasurer and Chief Compliance Officer who shall each serve until their successors are chosen and shall qualify.

Section 3.

Other Officers.  The Board of Trustees from time to time may elect or appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

Section 4.

Compensation.  The salaries or other compensation of all officers and agents of the Trust shall be fixed or approved by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

Section 5.

Tenure.  The officers of the Trust shall serve until their successors are duly elected and qualified.  Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby.  Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees.

Section 6.

President-Chief Executive Officer.  The President shall be the chief executive officer of the Trust, and, subject to the Board of Trustees, shall generally manage the business and affairs of the Trust.  The President may call meetings of the Trustees and any committee thereof when the President deems it necessary or appropriate and shall preside at all meetings of shareholders.  The President shall see that all orders and resolutions of the Board of Trustees are carried into effect, and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.  In the absence or disability of the President, the most senior Vice President shall perform the duties of the President.

Section 7.

Vice-Presidents.  The Vice-Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Trustees may from time to time prescribe.

Section 8.

Secretary.  The Secretary shall (a) have custody of the seal of the Trust, if any; (b) attend meetings of the shareholders, the Board of Trustees, and any committees of Trustees and keep the minutes of such meetings of shareholders, the Board of Trustees and any committees thereof, and (c) issue all notices of the Trust.  The Secretary shall have charge of the shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees.  The Secretary shall also keep or cause to be kept a shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are shareholders of the Trust, showing their places of residence, the number and series and class of any shares held by them, respectively, and the dates when they became the record owners thereof.  Each of the forgoing duties may be delegated by the Secretary to the Trust’s administrator and/or transfer agent by written agreement.

Section 9.

Chief Compliance Officer.  The Chief Compliance Officer (“CCO”) shall be empowered with full responsibility and authority to develop and enforce appropriate policies and procedures reasonably designed to prevent violation of the federal securities laws, and to fulfill the obligations of the CCO as required under Rule 38a-1 of the Investment Company Act of 1940.  The CCO shall have such other powers or duties which may, from time to time, be prescribed by the Board of Trustees or applicable law.

Section 10.

Assistant Secretaries.  The Assistant Secretaries, in order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees shall prescribe.

Section 11.

Treasurer.  The Treasurer, unless another officer of the Trust has been so designated, shall be the principal financial and accounting officer of the Trust.  He shall deliver all funds or cause all funds of the Trust or any series or class thereof to be delivered to such Custodian as the Trustees may designate.  He shall disburse or cause to be disbursed the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements.  He shall be responsible for the maintenance of the Trust’s accounting records and shall render or cause to be rendered to the Board of Trustees, at its regular meetings, or when the Board of Trustees so requires, an account of all the Trust’s financial transactions and a report of the financial condition of the Trust or any series of class thereof.  The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.

Section 12.

Controller.  The Board of Trustees may designate a Controller who shall be under the direct supervision of, or may be the same person as, the Treasurer.  He shall maintain adequate records of all assets, liabilities and transactions of the Trust and establish and maintain internal accounting control.  He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Trustees.

Section 13.

Assistant Treasurers.  The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may from time to time prescribe.

ARTICLE VI

Shares of Beneficial Interest

Section 1.

Certificates.  A certificate or certificates which shall certify the series of shares and the number of shares of beneficial interest of such series owned by a shareholder in the Trust will not be issued except as the Board of Trustees may otherwise determine from time to time.  Any such certificate issued shall be signed by the President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 2.

Signature.  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Trust and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile.  In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

Section 3.

Recording and Transfer without Certificates.  The Trust shall have full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of shares of the Trust’s shares of beneficial interest by electronic or other means without the issuance of certificates.

Section 4.

Lost Certificates.  The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory evidence of such loss or destruction.  When authorizing such issuance of a new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

Section 5.

Registered Shareholders.  The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of Delaware.

Section 6.

Transfer Agents and Registrars.  The Board of Trustees may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of beneficial interest of the Trust, and it may appoint the same person as both transfer agent and registrar.  Upon any such appointment being made all certificates representing shares of beneficial interest thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned.  If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

Section 7.

Share Ledger.  The Trust shall maintain an original share ledger containing the names and addresses of all shareholders and the number and series of shares held by each shareholder.  Such share ledger may be in written form or any other form capable of being converted into written form within a. reasonable time for visual inspection.

ARTICLE VII

General Provisions

Section 1.

Dividends.  With respect to dividends (including “dividends” designated as “short” or “long” term “capital gains” distributions to satisfy requirements of the Investment Company Act of 1940 or the Internal Revenue Code of 1986, as amended):

(a)

All dividends and distributions on shares shall be automatically reinvested solely in additional shares (or fractions thereof) of the series of shares of beneficial interest in respect of which such dividends were declared at the net asset value on the reinvestment date; provided however, a shareholder may elect to receive dividends and distributions in cash to the extent provided in the Trust’s registration statement filed under the Investment Company Act of 1940.

(b)

Dividends or distributions on shares of beneficial interest, whether payable in shares of beneficial interest or cash, shall be paid out of earnings, surplus or other lawfully available assets; provided that each dividend or distribution may be made wholly or partly from any source, accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

(i)

accumulated or undistributed net income, not including profits or losses from the sale of securities or other properties;

(ii)

accumulated or undistributed net profits from the sale of securities or other properties;

(iii)

net profits from the sale of securities or other properties during the then current fiscal year; and

(iv)

paid-in surplus or other capital source.

(c)

In declaring dividends and in recognition that one goal of the Trust is to qualify as a “regulated investment company” under the Internal Revenue Code of 1986, as amended, the Board of Trustees shall be entitled to rely upon estimates made in the last two months of the fiscal year (with the advice of the Trust’s auditors) as to the amounts of distribution necessary for this purpose; and the Board of Trustees, acting consistently with good accounting practice and with the express provisions of these By-Laws, may credit receipts and charge payments to income or otherwise, as it may deem proper.

(d)

Anything in these By-Laws to the contrary notwithstanding, the Board of Trustees may at any time declare and distribute pro rata among the shareholders of a record date fixed as above provided, a “share dividend” out of either authorized but unissued or treasury shares of a series (or class) or both.

Section 2.

Rights in Securities.  The Board of Trustees, on behalf of the Trust, shall have the authority to exercise all of the rights of the Trust as owner of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the rights to vote by proxy for any and all purposes (including the right to authorize any officer or the investment manager to execute proxies), to consent to the reorganization, merger or consolidation of any company or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and to exchange any of the shares of stock of any company for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale lease or mortgage.

Section 3.

Claims Against Series Assets.  Each series of the Trust shall provide in any loan agreement and any other agreement to pledge, mortgage or hypothecate any of its assets that such loan shall be repaid solely by the series which borrowed funds, that to the extent such loan may be secured only by the assets of the series which obtained the loan, no creditor of such series shall have any rights to any assets of the Trust other than the specific assets which secure such loan.

Section 4.

Reports.  The Trust shall furnish shareholders with reports of its financial condition as required by Section 30(d) of the Investment Company Act of 1940 and the rules thereunder.

Section 5.

Bonding of Officers and Employees.  All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

Section 6.

Fiscal Year.  Unless otherwise provided by resolution of the Board of Trustees the fiscal year of each series of the Trust shall begin January 1 and end on the last day of December.

ARTICLE VIII

Indemnification of Trustees and Officers

Section 1.

Proceedings and Expenses.  For the purpose of this Article, “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes all expenses and costs reasonably incurred in connection with such proceeding and any expenses of establishing a right to indemnification under this Article.

Section 2.

Indemnification.  The Trust shall indemnify any current or former Trustee and may indemnify any current of former officer of the Trust who was or is a party or is threatened to be made a party to any proceeding or claim by reason of the fact that such person is or was a Trustee or officer of the Trust to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that such person acted in good faith and reasonably believed: (a) that his conduct was in the Trust’s best interests and (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that his conduct was unlawful.

Section 3.

Exclusion of Indemnification.  Notwithstanding any provision to the contrary contained herein, the Trust shall not indemnify any current or former Trustee or officer for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of such person’s office, or in respect of any claim or proceeding as to which such person shall have been adjudicated by a court or other competent body to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity.

Section 4.

Successful Defense.  Subject to Section 3 of this Article, to the extent that a Trustee or officer has been successful on the merits in defense of any proceeding referred to in Section 2 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Section 5.

Required Approval.  Any indemnification under this Article may be made by the Trust only if authorized in the specific case on a determination that indemnification of the indemnitee is proper hereunder by:

(a)

A majority vote of Trustees who are not parties to the proceeding or subject to the claim; or

(b)

A written opinion of independent legal counsel.

Section 6.

Advance of Expenses.  Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an officer or Trustee, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he or she is not entitled to indemnification hereunder. Authorizations of payments under this Section must be made in the manner specified in Section 5 of this Article.

Section 7.

Insurance.  The Trust may purchase insurance for any liability that may be incurred by the Trust, the Trustees, officers and agents of the Trust.

ARTICLE IX

Amendments

Section 1.

These By-Laws may be amended, supplemented or repealed at any Regular or Special Meeting of the Board of Trustees.

77Q1(e)  Copies of any new or amended registrant investment advisory contracts;

(e)  Amended and Restated Sub-Advisory Agreement with the Registrant, the Advisor and Forward Uniplan Advisors, Inc. dated as of July 1, 2005 and amended and restated on September 1, 2006 with respect to the Sierra Club Equity Income Fund, incorporated by reference to Exhibit 23(d)(13)  to Post-Effective Amendment No. 39 to this Registration Statement filed with the SEC on February 15, 2007.

Exhibit (e) Amended and Restated Investment Sub-Advisory Agreement

FORWARD FUNDS

AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT, effective as of July 1, 2005 and amended and restated as of September 1, 2006, among Forward Uniplan Advisors, Inc. (the “Sub-Advisor”), Forward Management, LLC (the “Advisor”) and Forward Funds (the “Trust”), on behalf of the Sierra Club Equity Income Fund (the “Equity Income Fund”), a series of the Trust.

WHEREAS, the Trust is a Delaware statutory trust of the series type organized under a Declaration of Trust dated May 1, 2005 and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end, diversified management investment company, and the Fund is a series of the Trust; and

WHEREAS, the Advisor has been retained by the Trust to provide investment advisory services to the Fund with regard to the Fund’s investments as further described in the Trust’s registration statement on Form N-1A (the “Registration Statement”) and pursuant to an Investment Management Agreement dated July 1, 2005 (“Investment Management Agreement”); and

WHEREAS, the Advisor has entered into a Securities Industry Licensing Agreement dated August 19, 2002 with the Sierra Club (the “Sierra Club Agreement”) to operate certain mutual funds that use the Sierra Club’s investment screen, marks and other content; and

WHEREAS, the predecessor of the Fund has been organized to serve as one of the first exclusive environmentally branded mutual fund products for which the investment activities will be conducted in a manner consistent with the principles and standards espoused by the Sierra Club; and

WHEREAS, the Trust’s Board of Trustees (the “Trustees”), including a majority of the trustees who are not “interested persons,” as defined in the 1940 Act, and the Fund’s shareholders have approved the appointment of the Sub-Advisor to perform certain investment advisory services for the Trust, on behalf of the Fund pursuant to this Sub-Advisory Agreement and as described in the Registration Statement and the Sub-Advisor is willing to perform such services for the Fund; and

WHEREAS, the Sub-Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Advisor, the Trust and the Sub-Advisor as follows:

1.  Appointment. The Advisor hereby appoints the Sub-Advisor to perform advisory services to the Fund for the periods and on the terms set forth in this Sub-Advisory Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.  Investment Advisory Duties. Subject to the supervision of the Trustees and the Advisor, the Sub-Advisor will, in coordination with the Advisor as described below, (a) provide a program of continuous investment management for the Fund; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund. The Sub-Advisor will provide the Advisor with a list of any potential investments not already on the then-current list of Environmentally Qualified Investments, as defined below. The Advisor will then evaluate those potential investments using applicable environmental screens and other criteria used by the Advisor or required by the Sierra Club for the purpose of preliminarily determining which investments the Advisor believes are acceptable. The Advisor will then submit those preliminary investments to the Sierra Club to review and approve or reject based on the Sierra Club’s application of its proprietary environmental screens and criteria. The investments that pass the Advisor’s and the Sierra Club’s environmental screening for use by the Sub-Advisor are referred to as “Environmentally Qualified Investments.” In performing its sub-advisory responsibilities under this Agreement for the Fund, the Sub-Advisor agrees to manage the Fund’s investments according to the Fund’s investment objectives, policies and limitations as stated in the Fund’s Prospectus and Statement of Additional Information included as part of the Fund’s then-current Registration Statement filed with the Securities and Exchange Commission, as it may be amended from time to time (the “Registration Statement”). The Sub-Advisor agrees to select among only those investments contained on the then-current list of Environmentally Qualified Investments, or investments that are government securities (within the meaning of Section 2(a)(16) of the 1940 Act, “Government Securities”). The Advisor agrees to make available to the Sub-Advisor an updated list of Environmentally Qualified Investments, which may be revised from time to time, promptly after the list is revised. Notwithstanding anything to the contrary in this paragraph, the Sub-Advisor will submit to the Advisor for consideration or purchase only those potential investments that the Sub-Advisor reasonably believes in good faith are not environmentally offensive.

In performing its investment management services to the Fund under the terms of this Agreement, the Sub-Advisor will provide the Fund with ongoing investment guidance and policy direction.

The Sub-Advisor further agrees that, in performing its duties hereunder, it will:

(a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees, as they may be amended from time to time, copies of which shall be provided to the Sub-Advisor by the Advisor promptly after adoption by the Trustees;

(b) use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder; provided, however, the Sub-Advisor shall not be responsible for the tax effect or decisions made by any other person;

(c) place orders pursuant to its investment determinations for the Fund, in accordance with applicable policies expressed in the Fund’s then-current Prospectus and/or Statement of Additional Information, established through written guidelines determined by the Fund and provided in writing to the Sub-Advisor;

(d) furnish to the Trust and the Advisor whatever statistical information and other reports the Trust or the Advisor may reasonably request with respect to the Fund’s assets or contemplated investments. In addition, the Sub-Advisor will keep the Advisor informed of developments that, in the Sub-Advisor’s reasonable judgment, materially affect the Fund’s portfolios and shall, on the Sub-Advisor’s own initiative, furnish to the Advisor from time to time whatever information the Sub-Advisor believes appropriate for this purpose;

(e) make available to the Fund’s administrator (the “Administrator”), the Advisor and the Trust, promptly upon their request and at the reasonable expense of the Trust, such copies of their investment records and ledgers with respect to the Fund as may be required to assist the Advisor, the Administrator and the Trust in their compliance with applicable laws and regulations. The Sub-Advisor will furnish the Trustees, the Administrator, the Advisor and the Trust with such periodic and special reports regarding the Fund as they may reasonably request;

(f) meet quarterly with the Advisor and the Trust’s Board of Trustees to explain its investment management activities, and any reports related to the Fund as may reasonably be requested by the Advisor and/or the Trust;

(g) immediately notify the Advisor and the Trust if the Sub-Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Advisor from serving as an investment adviser pursuant to this Sub-Advisory Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission (“SEC”) or other regulatory authority. The Sub-Advisor further agrees to notify the Trust and the Advisor immediately of any material fact known to the Sub-Advisor respecting or relating to the Sub-Advisor that is not contained in the Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect;

(h) immediately notify the Advisor if the Sub-Advisor suffers a material adverse change in its business that would materially impair its ability to perform its relevant duties for the Fund. For the purposes of this paragraph, a “material adverse change” shall include, but is not limited to, the termination or failure to renew advisory contracts within any six-month period with the Sub-Advisor with respect to 20% or more of its assets under management, or the departure of senior investment professionals involved in the Sub-Advisor’s investment management activities under this Agreement to the extent such professionals are not replaced promptly with professionals of comparable experience and quality; and

(i) in making investment decisions for the Fund, not knowingly use material non-public information that may be in its possession or in the possession of any of its affiliates, nor will the Sub-Advisor seek to obtain any such information.

3.  Futures and Options. The Sub-Advisor’s investment authority shall include, to the extent permitted under Section 2, the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon.

The Sub-Advisor is authorized to: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as “Brokerage Accounts”) on behalf of and in the names of the Fund; and (ii) execute for and on behalf of the Fund’s Brokerage Accounts, standard customer agreements with a broker or brokers. The Sub-Advisor may, using such of the securities and other property in the Brokerage Accounts as the Sub-Advisor deems necessary or desirable, direct the custodian to deposit on behalf of the Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Advisor deems desirable or appropriate.

4.  Investment Guidelines. In addition to the information to be provided to the Sub-Advisor under Section 2 hereof, the Trust or the Advisor shall promptly supply the Sub-Advisor with such other information as the Sub-Advisor shall reasonably require or request concerning the Fund’s investment policies, restrictions, limitations, tax positions, liquidity requirements and other information useful in managing the Fund’s investments.

The Sub-Advisor, from time to time in its discretion, may suggest additional securities and issuers to the Advisor. Notwithstanding anything to the contrary in this paragraph, the Sub-Advisor will submit to the Advisor for consideration only those potential investments that the Sub-Advisor reasonably believes in good faith are not environmentally offensive. The Advisor will inform the Sub-Advisor as to the appropriateness of such investments for addition to the list of Environmentally Qualified Investments.

5.  Representations, Warranties and Covenants of the Trust, Advisor and Sub-Advisor. The Trust represents, warrants and covenants that (i) a copy of its Registration Statement together with all amendments thereto, is on file in the office of the U.S. Securities and Exchange Commission, (ii) the appointment of the Advisor has been duly authorized, (iii) the appointment of the Sub-Advisor has been duly authorized, and (iv) it has acted and will continue to act in conformity with all applicable laws.

The Advisor represents, warrants and covenants that (i) it is authorized to perform the services herein, (ii) the appointment of the Sub-Advisor has been duly authorized, and (iii) it has and will continue to act in conformity with all applicable laws.

The Sub-Advisor represents and warrants that (i) it is registered as an investment adviser with the SEC, and (ii) it is not barred by operation of law, or any rule, or order of the SEC or any other regulatory body from acting as an investment adviser.

6.  Use of Securities Brokers and Dealers. Purchase and sale orders will be placed with brokers that are selected by the Sub-Advisor as able to achieve “best execution” of such orders. “Best execution” shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Sub-Advisor places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Fund, in selecting brokers or dealers to execute such orders, the Sub-Advisor is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Sub-Advisor’s research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), that the Sub-Advisor may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Sub-Advisor determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or the Sub-Advisor’s overall responsibilities to the Sub-Advisor’s discretionary accounts.

Neither the Sub-Advisor nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Fund, except as may be permitted under the 1940 Act. Unless otherwise directed by the Trust or the Advisor in writing, the Sub-Advisor may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

7.  Compensation. For the services specified in this Agreement, the Advisor agrees to pay compensation to the Sub-Advisor equal to an annual rate specified below for the Fund’s assets managed by the Sub-Advisor (the “Sub-Advisory Fee”). The Sub-Advisory Fee shall be computed and accrued daily and paid quarterly in arrears based on the average daily net asset value of the Fund as determined according to the manner provided in the then-current prospectus of the Fund.

Total Assets of the Fund Managed by the Sub-Advisor (annual rates apply to the portion of assets at the corresponding level)	Equity Income Assets (annual rates)
Less than $100 million	0.39%
$100 million to less than $250 million	0.32%
$250 million to less than $500 million	0.27%
$500 million and over	0.24%

8.  Fees and Expenses. The Sub-Advisor shall not be required to pay any expenses of the Fund other than those specifically allocated to the Sub-Advisor in this Section 8. In particular, but without limiting the generality of the foregoing, the Sub-Advisor shall not be responsible for the following expenses of the Fund: organization and offering expenses of the Fund; fees payable to the Sub-Advisor and to any other Fund advisors or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust’s officers and employees; fees and expenses of the Fund’s Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the administrator for maintaining the Fund’s financial books and records and calculating daily net asset values; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing Prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders’ and other meetings; and the compensation and all expenses (specifically including travel expenses relating to the Fund’s business) of officers, trustees and employees of the Trust.

9.  Books and Records. The Sub-Advisor agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Sub-Advisor also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Fund and will be surrendered promptly to the Trust upon its request except that the Sub-Advisor may retain copies of such documents. The Sub-Advisor further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested by such authorities in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

10. Aggregation of Orders. Provided the investment objectives, policies and restrictions of the Fund are adhered to, the Fund agrees that the Sub-Advisor may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other accounts managed by the Sub-Advisor or with accounts of the affiliates of the Sub-Advisor, if in the Sub-Advisor’s reasonable judgment such aggregation shall result in an overall economic benefit to the Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Fund acknowledge that the determination of such economic benefit to the Fund by the Sub-Advisor represents the Sub-Advisor’s evaluation that the Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

11. Liability. Neither the Sub-Advisor nor its officers, directors, employees, affiliates, agents or controlling persons shall be liable to the Trust, the Fund, its shareholders and/or any other person for the acts, omissions, errors of judgment and/or mistakes of law of any other fiduciary and/or person with respect to the Fund.

Neither the Sub-Advisor nor its officers, directors, employees, affiliates, agents or controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law (whether or not deemed a breach of this Agreement) and/or for any loss suffered by the Trust, the Fund, its shareholders and/or any other person in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Sub-Advisor against any liability to the Trust, the Fund and/or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

The Trust, on behalf of the Fund, hereby agrees to indemnify and hold harmless the Sub-Advisor, its directors, officers, employees, affiliates, agents and controlling persons (collectively, the “Indemnified Parties”) against any and all losses, claims damages or liabilities (including reasonable attorneys fees and expenses), joint or several, relating to the Trust or Fund, to which any such Indemnified Party may become subject under the Securities Act of 1933, as amended (the “1933 Act”), the 1934 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or other federal or state statutory law or regulation, at common law or otherwise. It is understood, however, that nothing in this paragraph 11 shall protect any Indemnified Party against, or entitle any Indemnified Party to, indemnification against any liability to the Trust, the Fund or its shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties under this Agreement.

12. Limited Exclusivity. The Sub-Advisor agrees that it will not provide similar services to any other mutual fund which holds itself out to the public as “Environmentally Qualified” or otherwise “Socially Responsible” within the common meanings of those terms. Other than that, it is understood that the services of the Sub-Advisor are not exclusive, and that nothing in this Agreement shall prevent the Sub-Advisor from providing similar services to other investment advisory clients, including but not by way of limitation, investment companies or to other series of investment companies, including the Trust (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Advisor’s ability to meet its obligations to the Fund hereunder. When the Sub-Advisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Advisor recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. If the Sub-Advisor provides any advice to its clients concerning the shares of the Fund, the Sub-Advisor shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or the Fund.

The Sub-Advisor provides investment advisory services to numerous other investment advisory clients, including but not limited to other funds and may give advice and take action which may differ from the timing or nature of action taken by the Sub-Advisor with respect to the Fund. Nothing in this Agreement shall impose upon the Sub-Advisor any obligations other than those imposed by law to purchase, sell or recommend for purchase or sale, with respect to the Fund, any security which the Sub-Advisor, or the shareholders, officers, directors, employees or affiliates may purchase or sell for their own account or for the account of any client.

13. Materials. The Advisor shall not publish or distribute or allow the Fund to publish or distribute any advertising or promotional material regarding the provision of investment advisory services by the Sub-Advisor pursuant to this Agreement, without the prior written consent of the Sub-Advisor, which consent shall not be unreasonably withheld or delayed. If the Sub-Advisor has not notified the Advisor of its disapproval of sample materials within twenty (20) days after its receipt thereof, such materials shall be deemed approved. Materials substantially similar to materials approved on an earlier occasion shall also be deemed approved. The Sub-Advisor will be provided with any Registration Statements containing references or information with respect to the Sub-Advisor at least three business days before filing of same with any regulatory authority and afforded the opportunity to comment thereon. The Trust agrees to make any changes to the information in any Registration Statement with respect to the Sub-Advisor as may be necessary so that there are no untrue statements of a material fact or omissions to state a material fact regarding the Sub-Advisor and its duties with respect to the Fund.

The Sub-Advisor shall not use any proprietary markings or materials of the Sierra Club, including, without limitation, the Sierra Club Marks (as defined below), without the prior written approval of the Advisor and the Sierra Club. “Sierra Club Marks” means the Sierra Club’s trademarks (including wordmarks, designs and logos), service marks, tradedress, taglines and tradenames used, adopted or otherwise protected by the Sierra Club.

14. Duration and Termination. This Agreement shall continue until December 31, 2005, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board of Trustees or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Trustees or by vote of the majority of the Fund’s outstanding voting securities, upon no more than sixty (60) and no fewer than twenty-five (25) days’ written notice to the Sub-Advisor; (b) by the Advisor at any time without penalty, upon no more than sixty (60) and no fewer than twenty-five (25) days’ written notice to the Sub-Advisor or (c) by the Sub-Advisor at any time without penalty, upon no more than sixty (60) and no fewer than thirty (30) days’ written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

The Agreement will terminate automatically if the Investment Management Agreement terminates with respect to the Fund. The Advisor agrees to immediately notify the Sub-Advisor of the giving of or receipt of a notice with respect to the termination of the Investment Management Agreement with respect to the Fund, or, in the case of an automatic termination of that Agreement, the Advisor agrees to immediately notify the Sub-Advisor of that termination.

Further, the Advisor may terminate this Agreement upon the instruction or request by the Sierra Club at any time, notwithstanding the notice period stated above, based on past, present or future conduct of the Sub-Advisor in respect of environmental issues that the Sierra Club determines (i) constitutes a Termination Default (as defined below), (ii) violates Sierra Club environmental principles or standards, or (iii) results in an affiliation, relationship or dealings with an entity engaged in conduct, acts or omissions that are environmentally offensive in the judgment of the Sierra Club.

Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Sub-Advisor on behalf of the Fund at the time of such termination. The Sub-Advisor shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.

“Termination Default” means (a) the purchase by the Fund of a security, other than a Government Security, (i) issued by an entity that was not on the then-current list of Environmentally Qualified Investments provided to the Sub-Advisor at or before the time of purchase, or (ii) not included among securities the Sierra Club or the Advisor has otherwise indicated in writing would be added to such a list, if such purchase of a security under (i) or (ii) is not promptly cured at no cost to the Fund within thirty (30) days after the Sub-Advisor receives notice of that improper purchase, or (b) except to the extent the Sub-Advisor has taken reasonable efforts to dispose of the affected security, the continued holding by the Fund of a security, other than a Government Security, issued by an entity that the Sierra Club has removed from the list of Environmentally Qualified Investments, provided the Sierra Club or the Advisor has given thirty (30) days’ prior written notice of such removal to the Sub-Advisor, if any such holding after removal from the list is not promptly cured at no cost to the Fund, or (c) events that are part of a sequence of violations of these prohibitions.

If there occurs an affiliation, relationship or dealing by the Sub-Advisor with an entity engaged in conduct, acts or omissions that are environmentally offensive in the judgment of the Sierra Club, and the Sierra Club gives the Advisor notice that the Sierra Club intends to exercise (or has exercised) its right to withdraw the license under the Sierra Club Agreement with respect to the Fund or the Sub-Advisor, the Advisor agrees to promptly notify the Sub-Advisor accordingly. After the Sub-Advisor receives that notice, the Sub-Advisor shall have the choice to do either of the following: (a) give written notice to the Advisor of termination of this Agreement with respect to the Fund at least twenty-five (25) days in advance, which will so terminate this Agreement at the conclusion of that 25-day period; or (b) waive its Sub-Advisory Fee with respect to the Fund and/or remit to Advisor amounts equal to the compensation payable by the Advisor to the Sierra Club under the Sierra Club Agreement with respect to a withdrawal of the license for that reason, which will be either the compensation that otherwise would have been payable by the Advisor to the Sierra Club for one (1) year had no termination occurred (based on assets upon termination), or the compensation payable by the Advisor to the Sierra Club under the Sierra Club Agreement with respect to a withdrawal of the license for that reason, which is one-half of the compensation that otherwise would have been payable by the Advisor to the Sierra Club for the term of the Sierra Club Agreement with respect to the Fund.

Subject to subparagraph (a) above, these requirements to waive the Sub-Advisory Fee and/or pay the Advisor as a result of the termination of this Agreement shall survive the termination of this Agreement.

15. Amendments. This Agreement may be amended at any time but only by the mutual agreement of the parties and, to the extent required by the 1940 Act, subject to receipt of requisite stockholder approval by the Trust or Fund.

16. Proxies. Unless the Trust gives written instructions to the contrary, the Sub-Advisor shall vote all proxies solicited by or with respect to the issuers of securities held by the Fund. The Sub-Advisor shall maintain a record of how the Sub-Advisor voted and such record shall be available to the Trust upon its request. The Sub-Advisor agrees to seek instructions from the Advisor (or its delegate) with respect to how it shall vote proxies a reasonable period before it is required to vote them. The Sub-Advisor acknowledges that it will be instructed to vote proxies in a manner that the Advisor believes best serves the interests of the Fund’s shareholders and that is consistent with the principles and standards espoused by the Sierra Club.

17. Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

If to the Trust:

Forward Funds

433 California Street, Suite 1100

San Francisco, CA  94104

If to the Sub-Advisor:

Forward Uniplan Advisors, Inc.

23909 W. Overson Road

Union Grove, WI 53182

If to the Advisor:

Forward Management, LLC

433 California Street, Suite 1100

San Francisco, CA 94104

18. Confidential Information. The Sub-Advisor shall maintain the strictest confidence regarding the business affairs of the Fund. Written reports furnished by the Sub-Advisor to the Trust and the Advisor shall be treated by all of the parties as confidential and for the exclusive use and benefit of the Trust and the Fund except as disclosure may be required by applicable law. Further, the Sub-Advisor shall not specifically disclose the list of Environmentally Qualified Investments to any third party without the express written permission of the Advisor and the Sierra Club, except as shall be required by law and, if reasonably possible, with prior notice to the Advisor and the Sierra Club.

Notwithstanding any provision herein to the contrary, the Sub-Advisor hereto agrees on behalf of itself and its directors, officers, and employees (1) to treat confidentially and as proprietary information of the Trust (a) all records and other information relative to the Fund and their prior, present or potential shareholders (and clients of said shareholders) and (b) any Nonpublic

Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P)”, promulgated under the Gramm-Leach-Bliley Act (the “Act”), and (2) not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Trust,  Regulation S-P or the Act, except after prior notification to and approval in writing by the Trust. Such written approval shall not unreasonably be withheld by the Trust and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Trust. The Sub-Advisor may share the confidential and nonpublic information covered by this paragraph with its employees and affiliates to the extent reasonably necessary to perform its duties under this Agreement.

19. Third Party Beneficiary. The Advisor and Sub-Advisor agree that the Sierra Club is a third party beneficiary to this Agreement.

20. Miscellaneous.

(a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisors Act, or rules or orders of the SEC thereunder.

(b) Concurrently with the execution of this Agreement, the Sub-Advisor is delivering to the Advisor and the Trust a copy of Part II of its Form ADV, as revised, on file with the SEC. The Advisor and the Trust hereby acknowledge receipt of such copy.

(c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of September 1, 2006.

FORWARD FUNDS

By:

/s/ J. Alan Reid, Jr.

Name:

J. Alan Reid, Jr.

Title:

President

FORWARD UNIPLAN ADVISORS, INC.

By:

/s/ Richard Imperiale

Name: Richard Imperiale

Title:

President

FORWARD MANAGEMENT, LLC

By:

/s/ J. Alan Reid, Jr.

Name:  J. Alan Reid, Jr.

Title:

President